Exhibit 99

FOR RELEASE –– APRIL 24, 2018

Corning Reports First-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Company reaffirms outlook for strong 2018

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for its first-quarter 2018 ended March 31, 2018.

News Summary:

•	First-quarter results provide a solid start to an expected strong 2018
-	GAAP and core sales of $2.5 billion, up 5% and 4% respectively year over year
-	GAAP loss per share of $0.72 reflected a non-cash, mark-to-market loss associated with the company’s currency-hedging contracts
-	Core EPS of $0.31
•	Expectations for a strong 2018 unchanged; on track to reach approximately $11 billion in full-year sales as investments pay off with second-half capacity and margin expansion
-	Continued growth expected in Optical Communications, Specialty Materials, Environmental Technologies and Life Sciences segments
-	Display pricing environment best in a decade; expect to reach important milestone as annual price declines improve to a mid-single-digit percentage in 2018
•	Continued progress on Strategy and Capital Allocation Framework
-	Returned $953 million to shareholders in first-quarter 2018, for a total of $10 billion since the Framework’s introduction
-	Investing to position businesses to meet short- and long-term sales growth opportunities

“Our first-quarter results provide a strong start to 2018, and mark important progress in the continuing execution of our Strategy and Capital Allocation Framework,” said Wendell P. Weeks, chairman, chief executive officer, and president. “We continue to run at full capacity in several of our businesses and have multiple capacity-expansion initiatives underway to support committed customer demand. As production ramps, the benefits of these initiatives are expected to contribute to accelerating sales and profit growth in the second half of 2018.”

Strategy and Capital Allocation Framework Progress

“Corning’s progress on all Framework objectives remains excellent,” Weeks continued. “We are on track to deliver both near- and long-term growth.”

Corning’s Framework outlines the company’s 2016-2019 leadership priorities. Under the Framework, Corning plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities. Since it was announced in October 2015, the company has returned $10 billion to shareholders, including $953 million in the first quarter.

Highlights of first-quarter progress include customer and platform wins as well as new product- and market-development advancements. For example, Corning:

•

Announced a new high-volume manufacturing facility in Durham County, North Carolina, to produce Corning Valor™ Glass, a revolutionary pharmaceutical packaging solution; progress supported by Merck & Co., Pfizer Inc., and other customers

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Two

•	Introduced significant new products for hyperscale data center and carrier environments:
-	Rocket Ribbon™ extreme density cable enables up to 30% faster installation and more capacity in the same duct space vs. other high-density ribbon cables
-	TXF™ fiber, demonstrated with British Telecom and Infinera to prove superiority for 400G transmission and the ability to deliver up to 55 terabits per second per fiber
•	Continued adding value to mobile consumer electronic devices through glass and component innovation:
-	Thirteen mobile devices with Corning® Gorilla® Glass introduced at Mobile World Congress, including five with Gorilla Glass 5 on both front and back
-	Vibrant® Gorilla Glass wins with Acer (Swift 3 notebook) and Motorola (Style Shell Moto Mods, which are swappable back covers for Moto Z smartphones)
•	Won additional gasoline particulate filter (GPF) platforms, accelerating Corning’s market leadership in this important new technology
•	Announced a company record 563 patents issued in 2017; augmenting Corning’s leadership in glass, ceramics, and optical physics innovation

Corning is investing across its market-access platforms to capture short- and long-term sales growth opportunities:

•	Reaching $5 billion in sales by 2020 in Optical Communications
•	Doubling sales over the next several years in Mobile Consumer Electronics
•	Maintaining stable returns and winning new categories in Display
•	Building a $500 million GPF business and creating a new glass business in Automotive
•	Growing the base and creating a significant pharmaceutical packaging business in Life Sciences Vessels.

Tony Tripeny, senior vice president and chief financial officer, noted: “As we have communicated previously, Corning is in a phase of our Strategy and Capital Allocation Framework in which we are investing intensely for long-term secular growth. Execution is on target, and several of our larger expansion projects are coming on line. We look forward to realizing significant sales and profitability benefits as this new capacity ramps during the second half of the year.”

First-Quarter 2018 Results and Comparisons

(In millions, except per-share amounts)

	Q1 2018	Q4 2017	% change	Q1 2017	% change
GAAP Net Sales	$2,500	$2,637	(5%)	$2,375	5%
GAAP Net (Loss) Income	$(589)	$(1,412)	58%	$86	nm
GAAP EPS	$(0.72)	$(1.66)	57%	$0.07	nm
Core Sales	$2,513	$2,675	(6%)	$2,421	4%
Core Earnings	$299	$455	(34%)	$376	(20%)
Core EPS	$0.31	$0.46	(33%)	$0.36	(14%)

Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Beginning in the first quarter of 2018, Corning changed its GAAP measurement of segment sales and segment net income, and has recast prior periods presented based on this new methodology. See “Corning Provides Recast of 2017 GAAP Segment Data” for details.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Three

Segment Results and Outlook

Display Technologies:

	Q1 2018	Q4 2017	% change	Q1 2017	% change
Net Sales	$745	$783	(5%)	$782	(5%)
Net Income Before Tax	$234	$263	(11%)	$310	(25%)
Net Income	$185	$208	(11%)	$245	(24%)

First-quarter Display Technologies net sales were $745 million and net income was $185 million. In the first quarter, LCD glass volume declined by a low-single digit percentage sequentially, in line with the market and normal seasonality.

The first-quarter Display Technologies sequential price decline was the most favorable since 2010. The improvements in LCD glass pricing are expected to continue throughout 2018, reaching an important milestone as annual price declines improve to a mid-single-digit percentage.

For full-year 2018, Corning expects the LCD glass market volume growth to be in the mid-single digit percentages, as television screen size growth continues. The company expects Corning’s volume to grow faster than the market as Corning ramps production in tandem with BOE’s Gen 10.5 demand in Hefei, China.

Optical Communications:

	Q1 2018	Q4 2017	% change	Q1 2017	% change
Net Sales	$886	$928	(5%)	$818	8%
Net Income Before Tax	143	130	10%	145	(1%)
Net Income	$109	$99	10%	$110	(1%)

Optical Communications first-quarter 2018 net sales were up 8% to $886 million, and net income was consistent with last year’s first quarter. Sales growth was driven by data center and carrier businesses.

For full-year 2018, Optical Communications sales are expected to increase by about 10% over last year, excluding any contribution from the pending acquisition of 3M’s Communications Markets Division.

Specialty Materials:

	Q1 2018	Q4 2017	% change	Q1 2017	% change
Net Sales	$278	$393	(29%)	$300	(7%)
Net Income Before Tax	58	111	(48%)	72	(19%)
Net Income	$46	$88	(48%)	$57	(19%)

Specialty Materials first-quarter 2018 net sales were $278 million and net income was $46 million.

The company expects year-over-year sales growth for Specialty Materials in 2018, with the rate dependent on customer adoption of Corning’s innovations, including the next generation of Corning®  Gorilla® Glass, which remains on track for launch during the second half of 2018.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Four

Environmental Technologies:

	Q1 2018	Q4 2017	% change	Q1 2017	% change
Net Sales	$322	$291	11%	$275	17%
Net Income Before Tax	66	54	22%	56	18%
Net Income	$52	$43	21%	$44	18%

Environmental Technologies first-quarter 2018 net sales were up 17% to $322 million, and net income was up 18% to $52 million, compared with last year’s first quarter. Growth was driven by continued strength in the automotive market, ongoing improvements in the heavy-duty diesel market, and the ramp of the GPF business.

For full-year 2018, Environmental Technologies sales are expected to increase by about 10% over last year.

Life Sciences:

	Q1 2018	Q4 2017	% change	Q1 2017	% change
Net Sales	$232	$225	3%	$210	10%
Net Income Before Tax	34	30	13%	30	13%
Net Income	$27	$24	13%	$24	13%

In Life Sciences, first-quarter 2018 net sales were up 10%, and net income was up 13%, as the business continued to outpace market growth. For full-year 2018, sales are expected to grow by a mid-single-digit percentage.

Upcoming Investor Events

Corning will hold its annual meeting of shareholders at the Corning Museum of Glass auditorium on Thursday, April 26, 2018, at 11 a.m. EDT. A live audio webcast will be available the day of the event. To access the audio webcast, please go to Corning’s investor relations website at investor.corning.com, click “Events and Presentations” under the “News and Events” tab and select the annual shareholder meeting.

On May 16, Corning will attend the 46th Annual J.P. Morgan Global Technology, Media and Communications Conference in Boston. And on May 31, Corning will attend Bernstein’s 34th Annual Strategic Decisions Conference in New York City.

First-Quarter Conference Call Information

The company will host its first-quarter conference call on Tuesday, April 24, at 8:30 a.m. EDT. To participate, please call toll free (800) 230-1074 or for international access call (612) 288-0329 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON.” To listen to a live audio webcast of the call, go to Corning’s investor relations website at investor.corning.com, click “Events and Presentations” under the “News and Events” tab and select the first-quarter conference call. A webcast replay will be available following the call.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Five

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the Corning’s investor relations website at investor.corning.com,  and clicking “Quarterly Results” under the “Financials” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, New Taiwan dollar, euro, Chinese yuan, and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Digital Media Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Six

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:

M. Elizabeth Dann

(607) 974-4989

dannme@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018		2017
Net sales	$2,500		$2,375
Cost of sales	1,545		1,424

Gross margin	955		951

Operating expenses:		.
Selling, general and administrative expenses	501		319
Research, development and engineering expenses	241		202
Amortization of purchased intangibles	19		17

Operating income	194		413

Equity in earnings of affiliated companies	39		80
Interest income	13		12
Interest expense	(52)		(37)
Translated earnings contract loss, net	(622)		(438)
Other expense, net	(37)		(10)

(Loss) income before income taxes	(465)		20
(Provision) benefit for income taxes	(124)		66

Net (loss) income attributable to Corning Incorporated	$(589)		$86

(Loss) earnings per common share attributable to Corning Incorporated:
Basic	$(0.72)		$0.07
Diluted	$(0.72)		$0.07

Dividends declared per common share	$0.18		$0.155

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	March 31,	December 31,
	2018	2017
Assets

Current assets:
Cash and cash equivalents	$3,096	$4,317
Trade accounts receivable, net of doubtful accounts and allowances	1,747	1,807
Inventories, net of inventory reserves	1,834	1,712
Other current assets	986	991
Total current assets	7,663	8,827

Investments	345	340
Property, plant and equipment, net of accumulated depreciation	14,416	14,017
Goodwill, net	1,698	1,694
Other intangible assets, net	851	869
Deferred income taxes	909	813
Other assets	952	934

Total Assets	$26,834	$27,494

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$380	$379
Accounts payable	1,164	1,439
Other accrued liabilities	1,451	1,391
Total current liabilities	2,995	3,209

Long-term debt	4,808	4,749
Postretirement benefits other than pensions	746	749
Other liabilities	3,797	3,017
Total liabilities	12,346	11,724

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,709 million and 1,708 million	854	854
Additional paid-in capital – common stock	14,119	14,089
Retained earnings	15,166	15,930
Treasury stock, at cost; Shares held: 877 million and 850 million	(17,449)	(16,633)
Accumulated other comprehensive loss	(577)	(842)
Total Corning Incorporated shareholders’ equity	14,413	15,698
Noncontrolling interests	75	72
Total equity	14,488	15,770

Total Liabilities and Equity	$26,834	$27,494

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended
	March 31,
	2018	2017
Cash Flows from Operating Activities:
Net (loss) income	$(589)	$86
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	304	260
Amortization of purchased intangibles	19	17
Equity in earnings of affiliated companies	(39)	(80)
Dividends received from affiliated companies		34
Deferred tax benefit	16	(121)
Customer incentives and deposits	276
Translated earnings contract loss	622	438
Unrealized translation gains on transactions	(63)	(67)
Changes in certain working capital items:
Trade accounts receivable	94	(54)
Inventories	(98)	(49)
Other current assets	(92)	(60)
Accounts payable and other current liabilities	(162)	(230)
Other, net	32	17
Net cash provided by operating activities	320	191

Cash Flows from Investing Activities:
Capital expenditures	(655)	(364)
Acquisition of business, net of cash received		(35)
Realized gains on translated earnings contracts	13	80
Other, net	(2)	(7)
Net cash used in investing activities	(644)	(326)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(1)
Payments of employee withholding tax on stock awards	(2)	(2)
Proceeds from the exercise of stock options	21	182
Repurchases of common stock for treasury	(800)	(400)
Dividends paid	(177)	(168)
Net cash used in financing activities	(959)	(388)
Effect of exchange rates on cash	62	76
Net decrease in cash and cash equivalents	(1,221)	(447)
Cash and cash equivalents at beginning of period	4,317	5,291
Cash and cash equivalents at end of period	$3,096	$4,844

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three Months Ended
	March 31,
	2018	2017
Net (loss) income attributable to Corning Incorporated	$(589)	$86
Less: Series A convertible preferred stock dividend	24	24
Net (loss) income available to common stockholders – basic	(613)	62
Net (loss) income available to common stockholders – diluted	$(613)	$62

Weighted-average common shares outstanding - basic	848	925
Effect of dilutive securities:
Stock options and other dilutive securities		11
Weighted-average common shares outstanding - diluted	848	936
Basic (loss) earnings per common share	$(0.72)	$0.07
Diluted (loss) earnings per common share	$(0.72)	$0.07

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended
	March 31,
	2018	2017
Core earnings attributable to Corning Incorporated	$299	$376
Less: Series A convertible preferred stock dividend	24	24
Core earnings available to common stockholders - basic	275	352
Add: Series A convertible preferred stock dividend	24	24
Core earnings available to common stockholders - diluted	$299	$376

Weighted-average common shares outstanding - basic	848	925
Effect of dilutive securities:
Stock options and other dilutive securities	10	11
Series A convertible preferred stock	115	115
Weighted-average common shares outstanding - diluted	973	1,051
Core basic earnings per common share	$0.32	$0.38
Core diluted earnings per common share	$0.31	$0.36

© 2018 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to arrive at core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Additionally, Corning has adopted the use of constant currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar currencies.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of the Japanese yen, South Korean won, Chinese yuan or New Taiwan dollar against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.  See “Items which we exclude from GAAP measures to arrive at Core performance measures” for details on core performance measures.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended March 31, 2018
			(Loss)
			income before		Effective
	Net	Equity	income	Net (loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,500	$39	$(465)	$(589)	(26.7%)	$(0.72)
Constant-currency adjustment (1)	13		36	31		0.04
Translation loss on Japanese yen-denominated debt (2)			39	31		0.04
Translated earnings contract loss (3)			612	531		0.63
Acquisition-related costs (4)			19	15		0.02
Discrete tax items and other tax-related adjustments (5)				171		0.20
Litigation, regulatory and other legal matters (6)			132	103		0.12
Restructuring, impairment and other charges (7)			23	18		0.02
Equity in earnings of affiliated companies (8)		(14)	(14)	(12)		(0.01)
Core performance measures	$2,513	$25	$382	$299	21.7%	$0.31

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2017

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended March 31, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax (benefit)	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,375	$80	$20	$86	(330.0%)	$0.07
Constant-currency adjustment (1)	46		50	37		0.04
Translated earnings contract loss (3)			442	278		0.26
Acquisition-related costs (4)			22	15		0.01
Discrete tax items and other tax-related adjustments (5)				9		0.01
Litigation, regulatory and other legal matters (6)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (7)			10	8		0.01
Equity in earnings of affiliated companies (8)		(72)	(72)	(46)		(0.04)
Adjustments related to acquisitions (9)			(3)	(2)
Core performance measures	$2,421	$8	$457	$376	17.7%	$0.36

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	March 31, 2018				March 31, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$955	38%	$501	$241	$951	40%	$319	$202
Constant-currency adjustment (1)	33		(1)		49
Translated earnings contract gain (3)	(1)
Acquisition-related costs (4)					4
Litigation, regulatory and other legal matters (6)			(132)				12
Restructuring, impairment and other charges (7)	23		(2)
Adjustments related to acquisitions (9)							4

Core performance measures	$1,010	40%	$366	$241	$1,004	41%	$335	$202

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Equity in Earnings of Affiliated Companies

Three Months Ended March 31, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2017
		Total			Total
	Hemlock	equity	Hemlock		equity
	Semiconductor	earnings	Semiconductor	Other	earnings

As reported	$39	$39	$79	$1	$80
Equity in earnings of affiliated companies (8)	(14)	(14)	(72)		(72)

Core Performance Measures	$25	$25	$7	$1	$8

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2018	2017

Cash flows from operating activities	$320	$191
Realized gains on translated earnings contracts	13	80
Translation losses on cash balances	63	70

Adjusted cash flows from operating activities	$396	$341

© 2018 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-currency:  Because a significant portion of Display Technologies segment revenues are denominated in Japanese yen, and a significant portion of Display Technologies segment manufacturing costs are denominated in Japanese Yen, Korean Won, New Taiwan Dollar and Chinese yuan, management believes it is important to understand the impact on core earnings of translating these currencies  into US Dollars.  Presenting results on a constant-currency basis mitigates their translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.

Constant-yen:  As of January 1, 2018, we use an internally derived management rate of ¥107, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  As of January 1, 2018, we use an internally derived management rate of ₩1,175, which is consistent with historical prior period averages of the won, and have recast all periods presented based on this rate.

Constant-yuan:  In January, 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-yuan basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of yuan 6.7, which is closely aligned to our current yuan portfolio of foreign currency hedges and consistent with historical prior period averages.

Constant-Taiwan dollar:  In January, 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-Taiwan dollar basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of Taiwan dollar 31, which is closely aligned to our current Taiwan dollar portfolio of foreign currency hedges, and approximates the 10-year historical average of the currency.

(2)	Translation loss on Japanese yen-denominated debt: The loss on the translation of our Yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan and Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro and British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  For 2018, this amount primarily relates to the preliminary IRS audit settlement.  For 2017, this amount represents the removal of discrete adjustments (e.g. changes in tax law and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts related to certain legal matters.
(7)	Restructuring, impairment and other charges: This amount includes restructuring, impairment and other charges, and other expenses and disposal costs not classified as restructuring expense.
(8)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)

Adjustments related to acquisitions:  Includes fair value adjustments to the Corning Precision Materials indemnity asset related to contingent consideration, post-combination expenses and other acquisition and disposal adjustments.

© 2018 Corning Incorporated. All Rights Reserved.